UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2007

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2007, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Vivian Shaltiel (“Ms. Shaltiel”) pursuant to which Ms. Shaltiel agreed to defer the payment of $1,100,000 (the “Debt”) owed by the Company to Ms. Shaltiel pursuant to the following promissory notes (the “Notes”) issued by the Company to Ms. Shaltiel: (i) a Convertible Promissory Note, dated February 7, 2006, in the original principal amount of $500,000, (ii) a Convertible Promissory Note, dated June 5, 2006, in the original principal amount of $500,000, and (iii) a Convertible Promissory Note, dated September 14, 2006, in the original principal amount of $100,000.

Pursuant to the Agreement, the Company agreed to pay the Debt, plus any accrued interest and/or penalties, in accordance with the following schedule:

Payment Date	Amount (U.S. Dollars)
August 16, 2007	$100,000
November 30, 2007	$100,000
January 15, 2008	$175,000
February 28, 2008	$175,000
April 30, 2008	$175,000
June 30, 2008	$175,000
August 31, 2008	$175,000
November 30, 2008	$175,000
January 31, 2009	$200,000

Ms. Shaltiel agreed that upon payment of the foregoing amounts in accordance with the foregoing schedule, all of the Company’s outstanding obligations owed to Ms. Shaltiel under the Notes will be satisfied in full. Ms. Shaltiel also waived any breach or default that may have arisen prior to the date of the Agreement from the failure of the Company to make payments to Ms. Shaltiel under any of the Notes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On September 10, 2007, pursuant to the terms of a warrant held by ACCBT Corp., the Company issued an aggregate of 1,181,925 shares of its common stock to ACCBT Corp. upon exercise by ACCBT Corp. of such warrant. The aggregate price paid by ACCBT Corp. for the shares of common stock was $11,189.  The warrant was acquired by ACCBT Corp. from Ramot at Tel Aviv University Ltd. ("Ramot") on September 6, 2007 in a private transaction between the parties.

On September 10, 2007, pursuant to the terms of a warrant held by Norman M. Feder, the Company issued an aggregate of (i) 500,000 shares of its common stock to Norman M. Feder, and (ii) 500,000 shares of its common stock to Norman M. Feder, as Nominee, upon exercise by Mr. Feder of such warrants. The aggregate price paid by Mr. Feder for the 1,000,000 shares of common stock was $10,000.  The warrants were acquired by Mr. Feder personally and as Nominee from Ramot on September 6, 2007 in a private transaction between the parties.

The issuance of the shares of common stock described in this Item 3.02 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

Date: September 10, 2007	By:	/s/ Chaim Lebovits
Chaim Lebovits President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated September 10, 2007, by and between the Registrant and Vivian Shaltiel.